Exhibit 99.1

Subj: Fresh Harvest Board

Date: 9/11/2012 12:19:47 P.M. Eastern Daylight Time From:

From:  [omitted]

To: [omitted]

Gentleman,

Since I have had absolutely no contact with anyone from Fresh Harvest, and have received no information on the state of the company for over four months now, I am resigning from the Board effective immediately.

A signed copy will be mailed.

Thank you,

Dominick M. Cingari

September 11, 2012